CONFIDENTIALITY AND
                            NONCOMPETITION AGREEMENT



            CONFIDENTIALITY  AND  NONCOMPETITION  AGREEMENT dated as of July 15,
1996 ("Agreement") by and between Greenfield Industries, Inc., a Delaware corporation (the "Corporation"), and Ajita G. Rajendra (the "Executive").


                              W I T N E S S E T H:


            WHEREAS, pursuant to the terms of the Corporation's 1995 Equity Incentive Plan, the Executive received an award (the "Award") of the Company's common stock, $0.01 par value per share the ("Common Stock"), as evidenced by that certain Award Agreement dated July 15, 1996 by and between the Corporation and the Executive; and


            WHEREAS, in consideration of such Award, the Corporation and the Executive have agreed to concurrently enter into this Agreement.


            NOW, THEREFORE, in consideration of the mutual covenants and agreements made herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:



                1.  DEFINITIONS.


                      (a)  "Affiliate"   means  any  Person  now  or   hereafter
                      controlling, controlled by, or under common control with another Person.


                      (b) "Person" means any individual, corporation, firm, partnership or other business entity.


                      (c) "Proprietary Information" means all secret, confidential or proprietary knowledge, information or data with respect to the conduct or details of the business of the Corporation or its Affiliates including, without limitation, methods of

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                      operation,  customers  and   customer   lists,   products,
                      proposed products, former products, proposed, pending or completed acquisitions of any company, division, product line or other business unit, prices, fees, costs, plans,
                      designs,   technology,   know-how,   software,   marketing
                      methods,   policies,    plans,    personnel,    suppliers,
                      competitors, markets or other specialized information or proprietary matters of the Corporation or any of its Affiliates.


                      (d) "Subsidiary" shall mean any corporation or other entity of which the Corporation directly or indirectly owns beneficially or of record fifty percent (50%) or more of (i) the outstanding shares of capital stock if such entity is a corporation or (ii) the outstanding ownership interests if such entity is not a corporation.


                2.  COVENANT NOT TO DISCLOSE.

                a. The Executive covenants and agrees that he will not, during the period of his employment with the Corporation or at any time thereafter, except with the express prior written consent of the President and Chief Executive Officer of the Corporation, directly or indirectly disclose, communicate or divulge to any Person, or use for the benefit of any Person, any Proprietary Information. The restriction contained in the preceding sentence shall not apply to any Proprietary Information that (i) is a matter of public knowledge (which shall include knowledge in the industries in which the Corporation or its Subsidiaries are engaged) on the date of this Agreement, (ii) becomes a matter of public knowledge (which shall include knowledge in the industries in which the Corporation or its Subsidiaries are engaged) after the date of this Agreement from another source which is under no obligation of confidentiality to the Corporation or its Affiliates.

                b. All data, designs, drawings, blueprints, tracings, sketches, plans, layouts, specifications, models, programs, cards, tapes, disks, printouts, writings, manuals, guides, notes and any and all other memoranda, including without limitation any and all written information which may be or has been furnished to the Executive or which may be produced, prepared or designed by

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the  Executive  in  connection with his employment  with the  Corporation  shall be, become and remain the exclusive property of the Corporation. Upon the termination of the Executive's employment with the Corporation, all originals, copies and reprints in the Executive's possession, custody, or control shall be promptly surrendered and/or delivered to the Corporation, and the Executive shall thereafter make no further use, either directly or indirectly, of any such
data,  designs,  drawings,  blueprints,   tracings,  sketches,  plans,  layouts,
specifications, models, programs, cards, tapes, disks, printouts, writings, manuals, guides, notes or other memoranda or written information.


                3.  COVENANTS NOT TO COMPETE.

                a. The  Executive  covenants  and agrees that he will not at any time during his employment with the Corporation and for a period of two (2) years after the termination of such employment in the case of subsection (i) below, or three (3) years after the termination of such employment in the case of subsection (ii) below, except with the express prior written consent of the President and Chief Executive Officer of the Corporation, directly or indirectly, whether as employee, owner, partner, agent, director, officer, consultant, shareholder (except as the holder of not more than one percent (1%) of the outstanding shares of a corporation whose stock is listed on any national securities exchange or reported by the National Association of Securities Dealers Automated Quotation System or any successor thereto) or in any other capacity, for his own account or for the benefit of any Person in any business in competition with the Corporation or any of its Subsidiaries,


            (i) establish, engage in or be connected with in any manner any Person that competes with the Corporation or any of its Subsidiaries or proposes to compete with the Corporation or any of its Subsidiaries. Without limiting the generality of the preceding clause, the Executive covenants and agrees that he will not directly or indirectly solicit, divert or accept business from or otherwise take away or interfere with any customer of the Corporation or any of its Subsidiaries, including without limitation any Person who was a customer or whose business was being pursued by the Corporation or any of its Subsidiaries within (x) the period of the Executive's employment with the Corporation, (y) one (1) year prior to such employment or (z) one (1) year after the termination of such employment, including all

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customers  directly  or  indirectly  produced  or generated by the Executive; or


            (ii) directly or indirectly solicit, divert or induce any individual employed by the Corporation or any of its Affiliates during the two (2) year period prior to the termination of the Executive's employment with the Corporation to leave the Corporation or any of its Affiliates or to be employed by, or associated in any business relationship with, the Executive or any Person by which the Executive is employed, or with which the Executive is associated in any business relationship. It is agreed, however, that it shall not constitute a violation of this Paragraph 3 if an otherwise prohibited employment of a former employee of the Corporation or any of its Affiliates were to occur without the Executive's knowledge; provided, however, that the Executive shall have the obligation of due inquiry with respect to the employment of any executive or managerial employee of the Corporation or any of its Affiliates or former executive or managerial employee of the Corporation or any of its Affiliates who served as such during the two year period prior to the termination of the Executive's employment, by an employer or prospective employer of the Executive or of any such executive or managerial employee.


            b. If any provision of the covenants and agreements set forth above shall be held invalid or unenforceable because of the scope of the territory or the actions thereby restricted, or the period of time within which such covenant or agreement is operative, or for any other reason, it is the intent of the parties hereto that such provision shall be construed by limiting and reducing it, or, if necessary, eliminating it so that the provisions hereof be valid and enforceable to the extent compatible with applicable law as determined by a court of competent jurisdiction.


                4.  SPECIFIC PERFORMANCE.


            The Executive acknowledges that the services to be rendered by him are of a special, unique and extraordinary character, and in connection with rendering such services, he will have access to Proprietary Information. The parties agree that it is impossible to measure in money the damages that will accrue to the Corporation by reason of the Executive's failure to perform his obligations under this Agreement, that such failure

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to  perform  will  result  in irreparable  damage to the  Corporation,  and that specific performance of the Executive's obligations may therefore be obtained by suit in equity. Without limiting the generality of the foregoing sentence,
the  Corporation  shall  be  entitled  to  apply  to  any  court  of   competent
jurisdiction for an injunction restraining the Executive from committing or continuing any violation of Paragraphs 2 and/or 3. The Stockholder will not assert any claim or defense in any action or proceeding to enforce any provision hereof that the Corporation has or had an adequate remedy at law.


                5.  WRITTEN NOTICE.


            Any and all notices provided for herein shall be given in writing and delivered by hand, or sent by registered or certified mail, return receipt requested, with first-class postage prepaid, or by facsimile with answer-back; and such notices shall be addressed: (i) if to the Corporation, to the President and Chief Executive Officer of the Corporation at 2743 Perimeter Parkway, Building One Hundred, Suite 100, Augusta, Georgia 30909; and (ii) if to the Executive, to his address as reflected in the records of the Corporation; or to such other address(es) as the parties hereto shall designate by written notice, furnished to all parties in the manner provided herein. Any notice which is required to be made within a stated period of time shall be considered timely if delivered or mailed before midnight of the last day of such period.


                6.  NO RIGHT TO CONTINUED EMPLOYMENT.


            The Executive agrees that no provision of this Agreement shall (i) give the Executive any right to be retained in the employ of the Corporation or any Subsidiary, (ii) affect the right of the Corporation or any Subsidiary to discharge the Executive at any time or (iii) affect the Executive's right to terminate his employment with the Corporation or any Subsidiary at any time.


                7.  INVALID OR UNENFORCEABLE PROVISIONS.


            The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions

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hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.


                8.  BENEFIT AND BURDEN.


            This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective personal or legal representatives, successors and assigns.


                9.  GENDER.


            The use of any gender herein shall be deemed to be and include the other gender, and the use of the singular herein shall be deemed to be and include the plural (and vice versa), whenever appropriate.


                10. MODIFICATIONS.


            No change or modification of this Agreement shall be valid unless the same is in writing and signed by all the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom it is sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same or other condition, promise, agreement or understanding at a future time.


                11. ENTIRE AGREEMENT.


            This Agreement contains all of the promises, agreements, conditions, understandings, warranties and representations between the parties hereto with respect to the subject matter hereof. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, with respect to the subject matter of this Agreement.


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                12. GOVERNING LAW.


            This Agreement shall be construed and enforced in accordance with the laws of State of Delaware (without giving effect to such jurisdiction's conflict of laws principles).


                13. HEADINGS.


            The  headings  and  other   captions  in  this   Agreement  are  for
convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.


                14. COUNTERPARTS.


            This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.



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            IN WITNESS  WHEREOF,  each of the parties  hereto has executed  this
Agreement as of the day and year first hereinabove written.



WITNESS:                            GREENFIELD INDUSTRIES, INC.


/s/ Pamela Hoffman                  By:  /s/ Paul W. Jones
______________________________           ____________________________________
                                         Name:  Paul W. Jones
                                         Title: President and Chief
                                                Executive Officer


/s/ Pamela Hoffman                       /s/ Ajita G. Rajendra
______________________________           ____________________________________
                                         Ajita G. Rajendra


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